BYLAWS
                                       OF
                THE STORM HIGH PERFORMANCE SOUND CORPORATION INC.
                             (A FLORIDA CORPORATION)

                      ARTICLE I.  MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for such other business as may properly come before the meeting shall be held at such time and place as designated by the Board of Directors.

Section 2. Special Meeting. Special meetings of the shareholders shall be held when directed by the President or when requested in writing by shareholders holding at least 50% of the Corporation's stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called for at a date not less than 10 nor more than 60 days after the request is made. The call for the meeting shall be issued by the Secretary, unless the President, or shareholders requesting the calling of the meeting designate another person to do so. Only business within the purposes described in the notice required in
Section  4  of this Article may be conducted at a special shareholders' meeting.

Section 3. Place. Meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place as is designated by the Board of Directors.

Section 4. Notice. A written notice of each meeting of shareholders, signed by the Secretary or the person authorized to call the meeting, shall be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date set for the meetings. The record date for determining shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting before, at or after the meeting.

Section 5. Shareholder Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting from time to time and place to place without further notice until a quorum is obtained.

Section 6. Shareholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each shareholder entitled to vote at any meeting of shareholders shall have one vote for each share held by the shareholder that was voting power upon the matter in question. An alphabetical list of all shareholders who are entitled to notice of a shareholders' meeting along with their addresses and the number of shares held by each shall be produced at a shareholders' meeting upon the request of any shareholder.

Section 7. Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the shareholder or his attorney-in-fact. The appointment or proxy will be effective when received by the Corporation's Secretary or other officer or agent authorized to tabulate votes. If a proxy designates two or more persons to act as proxies, a majority of these persons present at the meeting, or if only one is present, that one, has all of the powers conferred by the instrument upon all the persons designated unless the instrument otherwise provides. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

Section 8. Validation. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid even if the meeting was not legally called and noticed.

Section 9. Conduct of Business Without Meeting by Shareholders. Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law. The written consents must be delivered to the Corporation's principal place of business, Secretary, or other officer or agent of the Corporation having custody of the Corporation's books within 60 days after the date that the earliest written consent was delivered.

     Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing and to those shareholders who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters' rights, the notice shall contain a clear statement of the rights of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the Florida Business Corporation Act.

Section 10. Actions Requiring Board and Shareholder Approval. The following matters require both (a) approval of the Board of Directors (as provided in Article II. Section 8) and (b) the affirmative vote of 51% of the outstanding shares.

a.     Amendments  to  the  Articles  of  Incorporation  or  the  Bylaws;

b. The Corporation's contracting with or employing a shareholder or a member of a shareholder's family, or increasing the salary, fee or other compensation (direct or indirect) payable to a shareholder or member of a shareholder's family (not including pro rata distributions to shareholders) if (a) the starting compensation of the new employee exceeds $30,000, or (b) the person's existing compensation rate exceeds $50,000 per year and the increase exceeds 10% for any year or (c) the person's compensation rate is less than $50,000 per year and the increase excels 15% for any year;

c. The Corporation's borrowing from a shareholder or a member of a shareholder's family on other than fair market terms or the Corporation's repaying indebtedness to a shareholder or a member of a shareholder's family other than on fair market terms or in accordance with terms previously approved in accordance with this Section;

d. The Corporation's incurring additional indebtedness in excess of $100,000 in any calendar year;

e.     The  Corporation's  issuance  of  shares;

f.     Sale  of  all  or  substantially  all  the  assets  of  the  Corporation;

g. Adopting resolutions dissolving the Corporation, approving a merger or share exchange;

h. The Corporation's redemption of shares, other than in accordance with the Shareholders' Agreement; and

i.     All  stock  splits;  recapitalizations  and  reverse  stock  splits.


                             ARTICLE II.  DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be residents of Florida or shareholders of the Corporation.

Section 2. Compensation. The shareholders shall have authority to fix the compensation of directors. Unless specifically authorized by a resolution of the shareholders, the directors shall serve in such capacity without compensation.

Section 3. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arriving) to the holding of the meeting or transacting the specified business at the meeting, or if the director votes against the action taken or abstains from voting because of an asserted conflict of interest.

Section 4. Number. The Corporation shall have two directors. The number of directors may be increased or decreased from time to time by a vote of the holders of 51% or more of the voting shares, but the number of directors may not be decreased to fewer than two or increased to more than five.

Section 5. Election and Term. At each annual meeting of shareholders, the shareholders shall elect two directors. The shareholders may cumulate their votes for directors. The elected directors shall hold office until the next annual meeting or until their earlier resignation, removal from office or death. Directors shall be elected by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 6. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled by vote of the shareholders. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 7. Removal of Directors. At a meeting of shareholders, any director may be removed, with or without cause, by the shareholders provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Section 8. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which must have at least two members and, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, except as provided by law.

Section 10. Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

Section 11. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice at the time and on the date designated by resolution of the Board of Directors. Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

     Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a director states at the beginning of the meeting or promptly upon arrival at the meeting objection to the transaction of business because the meeting is not lawfully called or convened.

     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting.

     A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     Meetings of the Board of Directors may be called by the President or the Chairman of the Board of Directors

     Members of the Board of Directors (and any committee of the Board) may participate in a meeting of the Board (or committee) by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.
Participation  by  these  means  constitutes  presence  in  person at a meeting.

Section 12. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors (or a committee of the Board), and any action which may be taken at a meeting of the Board of Directors (or a committee of the Board) may be taken without a meeting if a consent in writing, setting forth the action to be taken and signed by all of the directors (or members of the committee), is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the 1st director signs the consent unless the consent specifies otherwise.

                             ARTICLE III.  OFFICERS

Section 1. Officers; Election; Resignations; Vacancies. The Corporation shall have the officers and assistant officers that the Board of Directors appoint from time to time. Except as otherwise provided in an employment agreement which the Corporation has with an officer, each officer shall serve until a successor is chosen by the directors at a regular or special meeting of the directors or until removed. Officers and agents shall be chosen, save for the terms, and have the duties determined by the directors. A person may hold two or more offices.

     Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date.

     Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 3. Removal of Officers. An officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer, agent or member of a committee shall not of itself create contract rights. Any officer, if appointed by another officer, may be removed by that officer.

Section 4. Absence or Incapacity of Officer. If an officer is absent or unable to act, the Board of Directors may delegate his powers for the time being to any other officer or person it selects.

Section 5. Salaries. The Board of Directors may cause the Corporation to enter into employment agreements with any officer of the Corporation. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

Section 6. Bank Accounts. The Corporation shall have accounts with financial institutions as determined by the Board of Directors.

                         ARTICLE IV.  STOCK CERTIFICATES

Section 1. Issuance. Every holder of shares in the corporation shall be entitled to have a certificate representing all shares to which he is entitled. Each certificate issued shall be signed by the President and the Secretary.

Section 2. Registered Shareholders. No certificate shall be issued for any shares until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Florida, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3. Transfer of Shares. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 4. Lost, Stolen or Destroyed Certificates. If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.


                            ARTICLE V.  DISTRIBUTIONS

     The Board of Directors may, from time to time, declare distributions to its shareholders in cash, property, or its own shares, unless the distribution would cause (i) the Corporation to be unable to pay its debts as they become due in the usual course of business, or (ii) the Corporation's assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution. The shareholders and the Corporation may enter into an agreement requiring the distribution of corporate profits, subject to the provisions of Florida Law.


                         ARTICLE VI.  CORPORATE RECORDS

Section  1.  Corporate  Records.

     (a) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation.

     (b) The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

     (c) The Corporation shall keep a copy of its Articles of Incorporation as restated Articles of Incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

     (d) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

Section 2. Shareholders' Inspection Rights. A shareholder is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the corporate records described in Section 1(c) of this Article if the shareholder gives the Corporation written notice of the demand at least five business days before the date on which he wished to inspect and copy the records.

     A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records: (i) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board on behalf of the Corporation; (ii) accounting records; (iii) the record of shareholders; and (iv) any other books and records of the Corporation. The shareholder must give the Corporation written notice of this demand at least five business days before the date on which he wishes to inspect and copy the record(s). The demand must be made in good faith and on which he wishes to inspect and copy the record(s). The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose.

     This section 2 does not affect the right of a shareholder to inspect and copy the shareholders' list described in this Article if the shareholder is in litigation with the Corporation. In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

     The Corporation may deny any demand for inspection if the demand was made for an improper purpose or if the demanding shareholder has within the two years preceding his demand, told or offered for sale any list of shareholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of the Corporation or any other corporation.

Section 3. Financial Statements for Shareholders. Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

     If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accountant consistent with the statements prepared for the preceding year.

     The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4. Other Reports to Shareholders. If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders' meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     If the corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.


                          ARTICLE VII.  INDEMNIFICATION

Section 1. Right to Indemnification. The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, costs and expenses, including attorneys' fees, asserted against him or incurred by him in his capacity as a director, officer, agent, employee, or representative, or arising out of his status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which hose seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2. Advances. Costs, charges and expenses (including attorneys fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal suit, action or proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is no entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation (but, with respect to future legislation, only to the extend that it provides conditions less burdensome than those previously provided).

Section 3. Savings Clause. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extend permitted by law.


                            ARTICLE VIII.  AMENDMENT

     These Bylaws may be altered, amended or repealed, and new Bylaws adopted, as provided in Article II, Section 10 of these Bylaws.


                                ARTICLE IX.  SEAL

     The corporate seal shall be circular in form and include the name of the Corporation

     I certify that the directors of the Corporation adopted these Bylaws by written consent effective as of July 23, 1997.




                              /s/  Leonard  Zacharoff
                              Secretary